UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 17, 2008
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

See Item 5.02 below for a description of the Consulting Agreement that was approved with Margaux Investment Management Group S.A., a company affiliated with Carl Hessel, one of FreeStar Technology Corporation’s directors.   While the material terms have been approved by the Board, the definitive Consulting Agreement has not yet been executed.  Once the Consulting Agreement has been finalized and fully executed, it is anticipated that the Consulting Agreement will be filed as an Exhibit (either by amendment to this Report on Form 8-K or as an Exhibit to the Company’s next Annual Report on Form 10-K).

Item 3.02                      Unregistered Sales of Equity Securities

See Item 5.02 below for a description of the shares of common stock and options to purchase common stock that were approved for issuance.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2008, FreeStar Technology Corporation approved equity compensation packages for its Chief Executive Officer, Paul Egan, and Chief Financial Officer, Ciaran Egan, and also approved a consulting contract with Margaux Investment Management Group S.A., a company affiliated with Carl Hessel, one of FreeStar’s directors.

CEO Equity Compensation

The Board of Directors approved the following equity compensation for Paul Egan: (i) issuance of twenty million shares of fully vested common stock, subject to resale restrictions under Rule 144; (ii)  grant of options to purchase six million shares of restricted common stock at an exercise price of $0.05 per share, with half of such options having with a net exercise, or cashless exercise provision.

CFO Equity Compensation

The Board of Directors approved the following equity compensation for Ciaran Egan: (i) issuance of fifteen million shares of fully vested common stock, subject to resale restrictions under Rule 144; (ii)  grant of options to purchase six million shares of restricted common stock at an exercise price of $0.05 per share, with half of such options having with a net exercise, or cashless exercise provision.

Margaux Investment Management Group S.A. Consulting Agreement

Margaux’s prior consulting agreement with FreeStar the prior consulting agreement dated August 23, 2003, expired and the Board of Directors approved a new consulting agreement for substantially similar services, with all compensation to be paid in the form of equity to conserve cash.

The Board approved the new Consulting Agreement with the following material provisions: (i) two year term; (ii) Margaux to provide shareholder relations and public relation services, capital market support, financial advisory and related services regarding acquisitions or a sale of the company or its assets; and (iii) Margaux Compensation: five million total shares of restricted common stock issuable in two 2.5 million shares tranches at the execution of the Consulting Agreement and upon the one-year anniversary thereof; and options to purchase three million shares of restricted common stock at an exercise price of Two Cents (U.S. $0.02) above the closing price of the shares on the date of issuance of the options.  The options shall be issued upon the execution of the Consulting Agreement.

Item 8.01                      Other Events

On June 17, 2008, FreeStar’s Board of Directors approved (i) a three to one reverse stock split of the Common Stock and (ii) a change of FreeStar’s name to “Rahaxi, Inc.”  Both changes are subject to approval by FreeStar’s stockholders and will require an amendment to FreeStar’s Articles of Incorporation.  The Board of Directors has authorized and directed the officers to take all required actions to solicit the approval of the stockholders, including filing preliminary and definitive proxy statements with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION
Dated: June 18, 2008	By: /s/ Paul Egan
Paul Egan, President

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